Exhibit 21.1

PACWEST BANCORP
LIST OF SUBSIDIARIES

December 31, 2016

Subsidiaries of PacWest Bancorp:	State:
Pacific Western Bank	California
CapitalSource TRS LLC	Delaware
Community (CA) Capital Statutory Trust II	Connecticut
Community (CA) Capital Statutory Trust III	Delaware
FCB Statutory Trust I	Delaware
First California Capital Trust I	Delaware
First Community Bancorp	California
FIRST COMMUNITY BANCORP/CA STATUTORY TRUST VII	Delaware
First Community/CA Statutory Trust V	Connecticut
First Community/CA Statutory Trust VI	Delaware
CSE Mortgage LLC	Delaware
(N111HZ)	Utah
15882 Frederick Road SBL LLC	Delaware
11318 Woodward Avenue SBL LLC	Delaware
5475 - 5487 West San Fernando Road CRE LLC	Delaware
550 Wainright Court SBL LLC	Delaware
8500 West 151st Street CRE LLC	Delaware
5081 Bolivar Road SBL LLC	Delaware
700 North Holmes Street CRE LLC	Delaware
75 North Main Street SBL LLC	Delaware
825 Spring Garden Drive SBL LLC	Delaware
4427 Rainier Avenue CRE LLC	Delaware
2406 South Parker Road SBL LLC	Delaware
6012 South Elm Avenue SBL LLC	Delaware
6824 Oak Crest Drive West SBL LLC	Delaware
ACL (7/99) Connecticut Statutory Trust	Connecticut
Adobe Roadhouse Inn Holding Corp.	Arizona
BFI Business Finance	California
CapitalSource CF LLC	Delaware
CapitalSource Finance LLC	Delaware
CapitalSource Funding LLC	Delaware
CapitalSource International LLC	Delaware
CapitalSource Real Estate Loan LLC, 2006-A	Delaware
CapitalSource Trust Preferred Securities 2005-1	Delaware
CapitalSource Trust Preferred Securities 2005-2	Delaware
CapitalSource Trust Preferred Securities 2006-1	Delaware
CapitalSource Trust Preferred Securities 2006-2	Delaware
CapitalSource Trust Preferred Securities 2006-3	Delaware
CapitalSource Trust Preferred Securities 2006-4	Delaware
CapitalSource Trust Preferred Securities 2006-5	Delaware

Exhibit 21.1

PACWEST BANCORP
LIST OF SUBSIDIARIES

December 31, 2016

CapitalSource Trust Preferred Securities 2007-2	Delaware
Cheron Holdings LLC	Delaware
Chestnut Assets, LLC	California
Coastline Golf Holdings Corp.	California
Coastline Michigan LLC	Michigan
Coastline Ohio LLC	Ohio
Coastline RE Holdings Corp.	California
Coastline RE Holdings Moorpark Corp.	California
Coastline RE Holdings NV Corp.	Nevada
CRE Assets, LLC	California
CS CF Equity I LLC	Delaware
CS Equity II LLC	Delaware
CS Equity III LLC	Delaware
CS Equity Investments LLC	Delaware
CS Gull Lake Holdings LLC	Delaware
CS Linton Oaks Holdings LLC	Delaware
CS Radio Trust	Delaware
CS SBA Servicing LLC	Delaware
CSB 465 US Highway 31 DPC Holdings LLC	Delaware
CSB HG	Delaware
CSB SBL 1470 North Airport Boulevard DPC Holdings LLC	Delaware
CSB SBL 380 Route 303 DPC Holdings LLC	Delaware
CSE Equity Holdings LLC	Delaware
CSE Owned LLC	Delaware
GE TF Trust	Delaware
October 15, 1999 Trust	Connecticut
Queen Cities Broadcasting LLC	Delaware
Square 1 Asset Management, Inc.	North Carolina
Square 1 Venture 1, L.P.	Delaware
Square 1 Venture Management 1, L.P.	Delaware
Square 1 Ventures, LLC	Delaware
Stone Eagle Golf Holdings Corp.	California
Valley Oaks Financial Corporation	California
Wendy Road Office Development, LLC	California
CIG International, LLC	Delaware
1246 East Turin Avenue CRE LLC	Delaware
2425 West Fifth Street CRE LLC	Delaware
Hacienda Huntington CRE LLC	Delaware
East Vine Street/Barton Road CRE LLC	Delaware

Exhibit 21.1

PACWEST BANCORP
LIST OF SUBSIDIARIES

December 31, 2016

8010 Wheatland Avenue CRE LLC	Delaware
574 Escuela Avenue CRE LLC	Delaware
248 East White Horse Pike SBL LLC	Delaware
2025 East Pontiac Way LLC	Delaware
Palace and Jetty CRE LLC	Delaware
190 Country Club Drive CRE LLC	Delaware
East Walnut Street CRE LLC	Delaware
10790 Civic Center Drive CRE LLC	Delaware
North Altadena/White CRE LLC	Delaware
Federal Express Corporation Trust No. N586FE	Utah
7530 Highway 65 SBL LLC	Delaware
429 Broadway SBL LLC	Delaware
749 West Main Street SBL LLC	Delaware
CSB 710 Sublet Road DPC Holdings LLC	Delaware
CSB SBL 1810 West Snoqualmie River Road DPC Holdings LLC	Delaware
SC Financial	California